UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2020 (March 30, 2020)

FREECOOK

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	38-4053064 (I.R.S. Employer Identification Number)

44A Gedimino avenue

Vilnius, 01110, Lithuania

T: +15404950016

Direct: +370.6263.5884

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ( )	Large accelerated filer ( )	Non-accelerated filer ( )	Smaller reporting company (X)

Item 1.01. Entry Into a Material Definitive Agreement.

Agreement on transfer of the Company’s Stock

On March 30, 2020 FreeCook, being represented by its President and Director, Natalija Tunevic, entered into Sale and Purchase of Ownership Interest Of 100% of Itnia Co. LLC, a Wyoming limited liability company which owns 100% of MB Lemalike Innovations, a Lithuanian IT consulting company with Mikhail Bukshpan. Upon completion of the Agreement, FreeCook agrees to deliver to Itnia Co. LLC’s owners a cumulative total of one hundred fifty thousand (150,000) restricted shares of Freeook treasury valued at One Dollar ($1.00) per share. The shares will be delivered to Mr. Bukshpan within the mutually agreed upon time frame following the execution of the agreement. Additionally, Freeook shall provide to Mr. Bukshpan, as consideration, a Promissory Note in the amount of One Hundred and Fifty Thousand United States Dollars ($150,000 US).

Upon the transaction, the additional 150,000 of FreeCook restricted common stock will be issued and outstanding.

The Company intends to file the required financial statements in connection with the acquisition of the Subsidiary as required under Form 8-K within 71 days from the filing of this Form 8-K.

A copy of the Sale and Purchase of Ownership Interest is set forth herein as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.3	Sale and Purchase of Ownership Interest

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2020	FREECOOK

	By:	/s/	Natalija Tunevic
		Name:	Natalija Tunevic
		Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)